                                                            Exhibit 99.(a)(1)(g)

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                         STOCK OPTION EXCHANGE PROGRAM
                                   CALCULATOR

 This calculator is being provided to assist you in running "what if" scenarios to determine how the Stock Option Exchange Program would affect you under various user-defined anticipated future market prices of Brocade common stock. This calculator tells you the potential gain you would realize on your existing options and from the options you would receive if you chose to participate in Stock Option Exchange Program assuming all options were fully vested. Brocade is not making any recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to accept the offer.

 This document, the Schedule TO and the Disclosure Documents contain important information about the offer. You should carefully read all of these materials, consult your tax and financial advisors, and understand the risks before making any decision about whether to participate in the offer.


        12/9/02   Tender Offer Date
$         12.00   Price Floor
$          7.00   The exercise price per share at which you expect the new
                  options to be granted.
$         25.00   Your future expected price per share beyond the grant date at which you might be interested in exercising and selling your options.

                                                                                                       POTENTIAL      POTENTIAL
                        CELLS REQUIRING INPUT ARE IN YELLOW                                               GAIN           GAIN
                                                                                                         SHOULD         SHOULD
                                     4/17/01                       OPTIONS                  OPTIONS    YOU CHOOSE     YOU CHOOSE
            OPTION      OPTION      GRANT TYPE        OPTIONS       TO BE    CANCEL:GRANT    TO BE       NOT TO       TO ACCEPT
             DATE       PRICE    (IF APPLICABLE)    OUTSTANDING   CANCELLED      RATIO      GRANTED   PARTICIPATE     THE OFFER
---------------------------------------------------------------------------------------------------   -----------     ----------
Option A    11/19/99    $32.13                           12,000      12,000       3:1         4,000   $        --     $   72,000
Option B    11/29/00    $76.88                            2,000       2,000       2:1         1,000   $        --     $   18,000
Option C     4/17/01    $20.70    Supplemental            1,480       1,480       2:1           740   $     6,364     $   13,320
Option D     4/17/01    $20.70       Other                1,590       1,590       1:1         1,590   $     6,837     $   28,620
Option E     10/1/01    $12.90                               --          --       1:1            --   $        --     $       --
Option F    10/30/01    $24.20                              875         875       1:1           875   $       700     $   15,750
Option G     10/8/02    $ 5.38                              900         900       1:1           900   $    17,658     $   16,200
Option H
Option I
Option J
Option K
Option L
Option M
Option N
                                                                  ---------                 -------   -----------     ----------
                                                                     18,845                   9,105   $    31,559     $  163,890
                                                                  =========                 =======   ===========     ==========

Instructions:

- Enter the option grant information from your "Personnel Option Status" report in the appropriate cells above.

- You will need to enter the option grant information for each of your separate option grants.

- If you have an option grant dated 4/17/01, select either "Supplemental" or "Other" from the pull-down menu within the appropriate cell above. This calculator will not calculate 4/17/01 option grants unless you select either "Supplemental" or "Other." No selection is required for grants made on any other grant date.

- Your 4/17/01 "Supplemental" options, if applicable, will be highlighted in yellow on your Personnel Option Status report.

  Run "what if" scenarios by entering different expected exercise prices per share for your new options and different expected prices per share at which you would be interested in exercising and selling your options.

- You will need to enter your expected future market price of Brocade common stock as of both the grant date and a future date beyond the grant date.

                                                            Exhibit 99.(a)(1)(g)

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                         STOCK OPTION EXCHANGE PROGRAM
                                   CALCULATOR

 This calculator is being provided to assist you in running "what if" scenarios to determine how the Stock Option Exchange Program would affect you under various user-defined anticipated future market prices of Brocade common stock. This calculator tells you the potential gain you would realize on your existing options and from the options you would receive if you chose to participate in Stock Option Exchange Program assuming all options were fully vested. Brocade is not making any recommendation as to whether you should accept the offer to exchange your options. You must make your own decision as to whether or not to accept the offer.

 This document, the Schedule TO and the Disclosure Documents contain important information about the offer. You should carefully read all of these materials, consult your tax and financial advisors, and understand the risks before making any decision about whether to participate in the offer.


        12/9/02    Tender Offer Date
$         12.00    Price Floor
$          7.00(1) The exercise price per share at which you expect the new options to be granted.
$         25.00(2) Your future expected price per share beyond the grant date at which you might be interested in exercising and selling your options.

Run various "what if" scenarios by entering the exercise price per share at which you expect the new options to be granted.

Run various "what if" scenarios by entering your future expected price per share beyond the grant date at which you might be interested in exercising and selling your options.

                                                                                                       POTENTIAL      POTENTIAL
                        CELLS REQUIRING INPUT ARE IN YELLOW                                               GAIN           GAIN
                                                                                                         SHOULD         SHOULD
                                     4/17/01                       OPTIONS                  OPTIONS    YOU CHOOSE     YOU CHOOSE
            OPTION      OPTION      GRANT TYPE        OPTIONS       TO BE    CANCEL:GRANT    TO BE       NOT TO       TO ACCEPT
            DATE(4)    PRICE(4) (IF APPLICABLE)(3) OUTSTANDING(4) CANCELLED      RATIO      GRANTED   PARTICIPATE     THE OFFER
---------------------------------------------------------------------------------------------------   -----------     ----------
Option A    11/19/99    $32.13                           12,000      12,000       3:1         4,000   $        --     $   72,000
Option B    11/29/00    $76.88                            2,000       2,000       2:1         1,000   $        --     $   18,000
Option C     4/17/01    $20.70    Supplemental            1,480       1,480       2:1           740   $     6,364     $   13,320
Option D     4/17/01    $20.70       Other                1,590       1,590       1:1         1,590   $     6,837     $   28,620
Option E     10/1/01    $12.90                               --          --       1:1            --   $        --     $       --
Option F    10/30/01    $24.20                              875         875       1:1           875   $       700     $   15,750
Option G     10/8/02    $ 5.38                              900         900       1:1           900   $    17,658     $   16,200
Option H
Option I
Option J
Option K
Option L
Option M
Option N
                                                                  ---------                 -------   -----------     ----------
                                                                     18,845                   9,105   $    31,559     $  163,890
                                                                  =========                 =======   ===========     ==========

Instructions:

- Enter the option grant information from your "Personnel Option Status" report in the appropriate cells above.

- You will need to enter the option grant information for each of your separate option grants.

- If you have an option grant dated 4/17/01, select either "Supplemental" or "Other" from the pull-down menu within the appropriate cell above. This calculator will not calculate 4/17/01 option grants unless you select either "Supplemental" or "Other." No selection is required for grants made on any other grant date.

- Your 4/17/01 "Supplemental" options, if applicable, will be highlighted in yellow on your Personnel Option Status report.

  Run "what if" scenarios by entering different expected exercise prices per share for your new options and different expected prices per share at which you would be interested in exercising and selling your options.

- You will need to enter your expected future market price of Brocade common stock as of both the grant date and a future date beyond the grant date.

----------
(1) Run various "what if" scenarios by entering the exercise price per share at which you expect the new options to be granted.

(2) Run various "what if" scenarios by entering your future expected price per share beyond the grant date at which you might be interested in exercising and selling your options.

(3) - If an option date is 4/17/01, please select either Supplemental or "Other" from the pull-down menu within the calculator.

      - If an option date is other than 4/17/01, please leave blank.

      - Your 4/17/01 Supplemental options, if applicable, will be highlighted in yellow on your Personnel Option Status report.

(4) - Enter the option grant information from your "Personnel Option Status" report here.

      - You will need to enter each of your separate option grants.

PERSONNEL OPTION STATUS            BROCADE COMMUNICATIONS SYSTEMS, INC.         Page: 1
                                   1745 Technology Drive                        File: Optstmt
                                   San Jose, CA 95110                           Date: 12/9/2002
                                                                                Time: 6:11:00PM

AS OF 12/9/2002                 FICTIONAL DATA:
                         FOR ILLUSTRATION PURPOSES ONLY

JOHN Q. EMPLOYEE               ID: 111-22-3333
123 ABC AVE
SOMEWHERE, IN US 60537

          OPTION
NUMBER    DATE(3)(4)       PLAN  TYPE  GRANTED  PRICE(3)(4)  EXERCISED   VESTED  CANCELLED  UNVESTED  OUTSTANDING(3)(4)  EXERCISABLE
--------  ----------       ----  ----  -------  -----------  ---------  -------  ---------  --------  -----------------  -----------
99999999  11/19/1999        NSO   NQ    40,000  $32.1300      28,000     30,833      0        9,167      12,000             2,833
88888888  11/29/2000        NSO   NQ     2,000  $76.8800           0          0      0        2,000       2,000                 0
77777777   4/17/2001(1)(2)  NSO   NQ     6,460  $20.7000           0      4,980      0        1,480       6,460             4,980
66666666   4/17/2001        NSO   NQ     1,590  $20.7000           0          0      0        1,590       1,590                 0
55555555   10/1/2001        NSO   NQ       216  $12.9000         216        216      0            0           0                 0
44444444  10/30/2001        NSO   NQ       875  $24.2000           0          0      0          875         875                 0
33333333   10/8/2002        NSO   NQ       900  $ 5.3800           0          0      0          900         900                 0
                                       -------                ------     ------     ---      ------      ------             -----
                                        52,041                28,216     36,029      0       16,012      23,825             7,813

----------
(1) If you received an option grant on April 17, 2001 as part of our Supplemental Stock Program, it will be highlighted in yellow on your Personnel Option Status report.

(2) This is the option grant you should identify as "Supplemental" in the calculator.

(3) Populate the appropriate calculator cells with the data from these three columns.

(4) You will need to input each of your separate option grants into the calculator.


INFORMATION CURRENTLY ON FILE

TAX                         RATE %      OPTION SDS BROKER         REGISTRATION                   ALTERNATE ADDRESS
---------------             ----------  -------------------       -----------------------------  ----------------------------------
Federal                     27.000
IN-State                     9.300
Social Security              6.200
Medicare                     1.450


We are providing this information as a courtesy to you. This information is based on our stock records. While we believe that this information is accurate, we do not guarantee its accuracy. You should refer to your stock option agreement(s) to verify the accuracy of this information. To the extent that a discrepancy exists between the information presented here and that contained in your stock option agreement(s), your stock option agreement(s) shall control.